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                                                                  EXHIBIT 10.15



                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE (this "First Amendment") made as of the 1st day of June, 1995, by and between CREEF GEM CORPORATION, a New Jersey corporation, having an office at c/o Citibank, N.A. - Realty Investment Advisors, 909 Third Avenue, 30th Floor, New York, New York 10043 ("Lessor"), and TIFFANY & CO., having an office at 727 Fifth Avenue, New York, New York 10022 ("Lessee")


                              W I T N E S S E T H:

     WHEREAS, by Lease dated as of May 24, 1985 (the "Lease"), between Lessor and Lessee, Landlord leased to Tenant that certain office/warehouse building known as Tiffany Warehouse located at 801 Jefferson Road, Parsippany, N.J., (the "Premises") as more particularly described in the Lease;

     WHEREAS, the term of the Lease currently expires on May 31, 1995; and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as hereinafter provided.

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Section 1.1 of the Lease is hereby amended to delete May 31, 1995 from the first sentence therein and substitute May 31, 1997 therefor.

     2. Section 1.2 of the Lease is hereby deleted in its entirety and the following is substituted therefor:

          "1.2. Renewal Terms. Lessee shall have the right, exercisable as hereinafter provided, to renew the term of this Lease for one period of six months, provided that no Event of Default shall have occurred and be continuing at the time of exercise or at the time of commencement of such renewal period and this Lease shall not have been terminated as of either the time of exercise or the time of commencement of such renewal period. Except as otherwise provided herein, such renewal term shall be upon the same terms and conditions as those provided in this Lease for the Primary Term, except that Lessee shall not have the right

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     to renew the term of this Lease beyond the end of such renewal period.
     Lessee may only exercise its right to renew the term by notifying Lessor in writing of its election to exercise its right to renew the term at least nine months prior to the expiration of the Primary Term. If Lessee fails to notify Lessor within the time and in the manner provided in this section, Lessee's right of renewal shall expire. If such option for renewal shall not be exercised, Lessee, at Lessor's request, shall execute and deliver to Lessor an instrument, in recordable form, stating that such renewal option has not been exercised."

     3. Section 2.1.1. is hereby amended by adding the following paragraph (e) at the end thereof:

          "(e) for the period commencing June 1, 1995 to and including May 31, 1997, at the annual rate of $1,029,600 per annum."

     4. Section 2.1.2. is hereby deleted in its entirety and the following is substituted therefor:

          "2.1.2. Renewal Term. If Lessee shall exercise its option to renew this Lease as provided in section 1 hereof, Lessee will pay Basic Rent during such renewal term, in advance, on the first day of each calendar month computed at the rate of $1,158,300 per annum."

     5.   The following Section 44 is hereby added to the Lease:

          "44. Termination Option. Notwithstanding any provision contained herein to the contrary, Lessee shall have the option, exercisable by written notice (the "Termination Notice") delivered to Lessor at any time prior to April 30, 1996, time being of the essence, to terminate this Lease effective at any date (the "Termination Date") subsequent to January 31, 1997 and prior to May 31, 1997; provided, however, that Lessee pays to Lessor an amount (the "Termination Payment") equal to 50% of the Basic Rent that would be due to Lessor for the period commencing on the Termination Date and ending on May 31, 1997. If Lessee effectively terminates this Lease by timely delivering the Termination Notice and paying the Termination Payment, this Lease shall terminate on the Termination Date as if such date was the original termination date of the Primary Term."

      6.  Section 12 clause (b) is hereby amended to read as follows:

          "(b) on 48 hours prior notice to Lessee, exhibiting the Leased Premises for the purpose of lease, sale or mortgage, or for the purpose of displaying therein advertisements for letting or, for sale."

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     7.   Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this First Amendment. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Paragraph 7 being untrue.

     8. Notwithstanding anything in the contrary contained herein, if, as of May 31, 1995, there is an Event of Default under the Lease, then, at Landlord's option, the Lease shall expire as provided therein and this First Amendment shall be of no force or effect.

     9. Except as expressly set forth in this First Amendment, the terms and conditions of the Lease including, without limitation, Section 4 thereof, shall continue in full force and effect without any change or modification.

     10. The terms, covenants, conditions and provisions contained in this First Amendment shall be binding upon and inure to the benefit of Landlord and Tenant, their respective heirs, representatives, successors and permitted assigns.

     11. This First Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

     12. This First Amendment may not be modified, amended or terminated nor any of its provisions waived except by an agreement in writing signed by the party against whom enforcement of any modification, amendment or waiver is sought.

     13. This First Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date and year first above written.


LANDLORD:                             TENANT:

CREEF GEM CORPORATION                 TIFFANY AND COMPANY


By: /s/ Jeffrey Weissman              By: /s/ James N. Fernandez
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   Name: Jeffrey Weissman                Name: James N. Fernandez
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   Title: V.P.                           Title: S.V.P. - CFO
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